==============================================================================

                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                     ----------------------------------


                                  FORM 8-K
                              (AMENDMENT NO. 1)

                               CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (date of earliest event reported): MARCH 21, 2005

                            ANGELICA CORPORATION
             (Exact name of Company as specified in its charter)

               MISSOURI                        1-5674           43-0905260
     (State or other jurisdiction            (Commission     (I.R.S. Employer
           of incorporation)                File Number)    Identification No.)

       424 SOUTH WOODS MILL ROAD
        CHESTERFIELD, MISSOURI                                  63017-3406
(Address of principal executive offices)                        (Zip Code)

                               (314) 854-3800
              (Company's telephone number, including area code)

                               NOT APPLICABLE
        (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

==============================================================================

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         As previously reported on the Current Report on Form 8-K filed on March 24, 2005, Angelica Corporation, a Missouri corporation, announced that Angelica Textile Services, Inc., a New York corporation and wholly owned subsidiary of the Company, consummated a stock purchase as of March 21, 2005, whereby Angelica Textile Services acquired all of the issued and outstanding common stock and warrants of Royal Institutional Services, Inc., a Massachusetts corporation and The Surgi-Pack Corporation, a Massachusetts corporation for $45 million payable in cash subject to escrow of a portion of the purchase price at closing pending release of funds pursuant to the terms of the escrow agreement.

         This Form 8-K/A amends the Current Report on Form 8-K filed on March 24, 2005 to include Item 9.01(a) - Financial Statements of Businesses
                                         ----------------------------------
Acquired and Item 9.01(b) - Pro Forma Financial Information.  As indicated
--------                    -------------------------------
in the footnotes to the pro forma financial information, certain of the assumptions in the pro forma financial information included in this Form 8-K/A are based, in part, on the preliminary purchase price allocation recorded for this acquisition, which is subject to change once all required information is obtained.

         (a) Financial statements of businesses acquired.
             -------------------------------------------

             The following combined financial statements of Royal
             Institutional Services, Inc. and The Surgi-Pack
             Corporation are attached hereto and are incorporated in their entirety by reference into this Item 9.01(a):

                                                                          PAGE
                                                                          ----

             Report of  Independent Auditors                               F-1
             Combined Balance Sheet  - December 31, 2004                   F-2
             Combined Statement of Income and Retained Earnings -
               Year Ended December 31, 2004                                F-4
             Combined Statement of Cash Flows - Year Ended
               December 31, 2004                                           F-5
             Notes to Combined Financial Statements                        F-6

         (b) Pro forma financial information.
             -------------------------------

             The following pro forma financial information is attached hereto and is incorporated in its entirety by reference into this Item 9.01(b):

                                                                          PAGE
                                                                          ----

             Pro Forma Consolidated Balance Sheet - January 29, 2005      F-10
             Pro Forma Consolidated Statement of Income - Year Ended
               January 29, 2005                                           F-11

         (c) Exhibits. See Exhibit Index.
             --------

                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2005

                                               ANGELICA CORPORATION



                                               By: /s/ James W. Shaffer
                                                  --------------------------
                                                   James W. Shaffer
                                                   Vice President and
                                                   Chief Financial Officer

[Bannon & Company, P.C. logo]                   255 PARK AVENUE o SUITE 1102
                                                    WORCESTER, MA 01609-1977
                                                          TEL (508) 752-3360
                                                          FAX (508) 752-3897


REPORT OF INDEPENDENT AUDITORS

To the Stockholders
Royal Institutional Services, Inc. and Affiliate

         We have audited the accompanying combined balance sheet of Royal Institutional Services, Inc. (an S corporation) and affiliate as of December 31, 2004 and the related combined statements of income and retained earnings, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Royal Institutional Services, Inc. and affiliate as of December 31, 2004, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

                                              /s/ BANNON & COMPANY, P.C.

Worcester, Massachusetts
February 8, 2005

              ROYAL INSTITUTIONAL SERVICES, INC. AND AFFILIATE
                           COMBINED BALANCE SHEET
                              DECEMBER 31, 2004

                                   ASSETS

CURRENT ASSETS
  Cash                                        $   420,323
  Accounts receivable                           3,895,659
  Linens in service                            11,753,097
  Other current assets                            289,063
                                              -----------
    TOTAL CURRENT ASSETS                                         $16,358,142

PROPERTY AND EQUIPMENT
  Land                                                  -
  Leasehold improvements                        1,195,922
  Machinery and equipment                       9,110,828
  Office and computer equipment                   767,160
  Motor vehicles                                   97,819
                                              -----------
    TOTAL                                      11,171,729
  Less accumulated depreciation                (5,091,993)
                                              -----------
    NET PROPERTY AND EQUIPMENT                                     6,079,736
                                                                 -----------

OTHER ASSETS
  Deposits                                                            89,405
                                                                 -----------

TOTAL ASSETS                                                     $22,527,283
                                                                 ===========


              ROYAL INSTITUTIONAL SERVICES, INC. AND AFFILIATE
                           COMBINED BALANCE SHEET
                              DECEMBER 31, 2004

                    LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Note payable - revolving line of credit     $ 5,325,091
  Note payable - short-term                             -
  Current portion of long-term debt             1,644,088
  Current portion of subordinated debt            666,667
  Accounts payable and accrued liabilities      5,149,646
                                              -----------
    TOTAL CURRENT LIABILITIES                                    $12,785,492

LONG-TERM DEBT                                                     5,617,633

SUBORDINATED DEBT                                                  1,000,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock - no par value; authorized
   400,000 shares, issued and outstanding
   18,000 shares                                    2,000
  Retained earnings (deficit)                   3,122,158
                                              -----------
    TOTAL STOCKHOLDERS' EQUITY                                     3,124,158
                                                                 -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $22,527,283
                                                                 ===========

                      ROYAL INSTITUTIONAL SERVICES, INC. AND AFFILIATE
                     COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS
                            FOR THE YEAR ENDED DECEMBER 31, 2004

REVENUES                                                                        $46,416,693
                                                                                -----------

OPERATING EXPENSES

  Production                                                   $36,399,503
  General and administrative                                     4,976,301
  Interest                                                         750,918
  Goodwill impairment charge                                        70,159
                                                               -----------
     TOTAL OPERATING EXPENSES                                                    42,196,881
                                                                                -----------

INCOME BEFORE PROVISION FOR STATE INCOME TAXES                                    4,219,812

PROVISION FOR STATE INCOME TAXES                                                    170,000
                                                                                -----------

NET INCOME                                                                        4,049,812

RETAINED EARNINGS, BEGINNING OF YEAR                                              2,682,484

TRANSFER OF ASSETS IN HOSPITALITY RESTRUCTURING                                    (760,974)

S CORPORATION DISTRIBUTIONS                                                      (2,849,164)
                                                                                -----------

RETAINED EARNINGS, END OF YEAR                                                  $ 3,122,158
                                                                                ===========

                      ROYAL INSTITUTIONAL SERVICES, INC. AND AFFILIATE
                              COMBINED STATEMENT OF CASH FLOWS
                            FOR THE YEAR ENDED DECEMBER 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                   $ 4,049,812
  Adjustments to reconcile net income  to
   net cash provided by operating activities:
    Depreciation and amortization                                1,047,958
    Goodwill impairment charge                                      70,159
    Changes in assets and liabilities:
      Accounts receivable                                         (169,859)
      Linens in service                                           (987,489)
      Other current assets                                         (65,137)
      Other assets                                                 (89,406)
      Accounts payable and accrued liabilities                     442,973
                                                               -----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                                  $ 4,299,011

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment                                          (4,094,774)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from (repayment of) revolving line of credit, net       569,818
  Proceeds from short-term debt                                          -
  Repayment of short-term debt                                    (665,000)
  Proceeds from long-term debt                                   4,798,346
  Repayment of long-term debt                                   (1,038,540)
  Repayment of subordinated debt                                  (846,667)
  S corporation distributions                                   (2,849,164)
                                                               -----------
    NET CASH USED IN (PROVIDED BY) FINANCING ACTIVITIES                             (31,207)
                                                                                -----------

NET INCREASE IN CASH                                                                173,030

CASH, BEGINNING OF YEAR                                                             247,293
                                                                                -----------

CASH, END OF YEAR                                                               $   420,323
                                                                                ===========


                     SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID DURING THE YEAR FOR:

  Interest                                                                      $   748,441
                                                                                ===========

  Income taxes                                                                  $   291,300
                                                                                ===========

              ROYAL INSTITUTIONAL SERVICES, INC. AND AFFILIATE
                   NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 2004


(1)      BUSINESS RESTRUCTURING

         On December 31, 2004 the stockholders of Royal Institutional Services, Inc. and its affiliate, Surgi-Pack Corporation, (the Company) consummated a restructuring of the business of the Company involving the contribution by all of the stockholders of the Company (the Stockholders) of all of the outstanding shares of common stock of the Company to a newly formed corporation, Royal Hospitality Services, Inc. (RHS) in exchange for shares of common stock of RHS such that after the contribution, the Stockholders held all of the outstanding shares of RHS, and Royal Institutional Services, Inc. and Surgi-Pack Corporation became wholly owned subsidiaries of RHS. In addition, the restructuring involved the transfer of certain assets to RHS relating to the business of providing laundry services to the hospitality industry. The net book value of the assets transferred totaled $1,754,908. The liabilities transferred to RHS totaled $993,934. The accompanying balance sheet does not include the transferred assets, liabilities, or stockholders' equity of RHS as of December 31, 2004.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Principles of Consolidation
                  ---------------------------

                  The combined financial statements include the accounts of Royal Institutional Services, Inc. and its affiliate, Surgi-Pack Corporation (the Company). All significant intercompany transactions and balances have been eliminated. As discussed in Note (1) the financial statements do not include the accounts of Royal
                  Hospitality Services, Inc.

         (b)      Business Activity
                  -----------------

                  The Company provides linen rental and commercial laundry services primarily to hospitals, other health care institutions, and hotels.

         (c)      Concentration of Credit Risk
                  ----------------------------

                  The Company extends credit to its customers on a regular basis and exposure for credit losses is regularly monitored by management. The Company has historically incurred minimal credit losses with respect to its trade receivables.

         (d)      Linens In Service
                  -----------------

                  Linens in service represent linens owned by the Company and provided to customers as part of its linen rental service. Linens in service are stated at depreciated cost, not in excess of market. Depreciation is computed on a straight line basis over an estimated useful life of three years and is reflected in the income statement as linen replacement cost.

         (e)      Depreciation
                  ------------

                  Property and equipment are recorded at cost and are depreciated over their estimated useful lives. Depreciation has been computed using the straight-line method for financial reporting purposes. Accelerated methods are utilized for income tax purposes. Estimated useful lives are as follows:

                                                                        Years
                                                                        -----
                  Leasehold improvements                               10 - 20
                  Machinery and equipment                               5 - 10
                  Office and computer equipment                           5
                  Motor vehicles                                          5

              ROYAL INSTITUTIONAL SERVICES, INC. AND AFFILIATE
                   NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 2004

         (f)      Income Taxes
                  ------------

                  Royal Institutional Services, Inc. and Surgi-Pack Corporation, with the consent of their shareholders, have elected to be S corporations under the Internal Revenue Code. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

                  The Commonwealth of Massachusetts assesses a corporate-level tax at a rate of four and one-half percent of state taxable income on S corporations with gross revenues in excess of nine million dollars. During fiscal year ended December 31, 2004 the Company's revenues exceeded this threshold resulting in a corporate income tax liability of approximately $170,000.

         (g)      Use of Estimates
                  ----------------

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

(3)      GOODWILL IMPAIRMENT CHARGE

         During 2004 the Company recorded a non-cash goodwill impairment charge of $70,159 based on management's evaluation of its fair market value.

(4)      REVOLVING CREDIT FACILITY AND SHORT-TERM NOTE PAYABLE

         The Company has a revolving credit facility with a commercial bank providing for a maximum borrowing of $7,500,000 subject to the availability of collateral and maturing June 30, 2005. The debt is cross-collateralized and cross-defaulted with the Company's other bank debt (Note (5)) and borrowings are secured by a first position lien on all Company assets and the personal guarantees of the stockholders. Interest is payable monthly at prime plus 1/2%. The agreement contains financial covenants requiring compliance with certain ratios with respect to financial leverage, cash flow, and maximum unfinanced capital expenditures. The Company was not in compliance with certain of these covenants as of December 31, 2004 and had received a waiver from the bank.

              ROYAL INSTITUTIONAL SERVICES, INC. AND AFFILIATE
                   NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 2004

(5)      LONG-TERM DEBT

         Long-term debt consists of the following at December 31, 2004:

         SENIOR NOTES PAYABLE:

              Note payable, bank, secured by all Company
              assets and personally guaranteed by the
              stockholders, payable in monthly principal
              installments of $100,000 plus interest at prime.     $ 4,400,000

              Capital lease payable re: the acquisition of
              equipment with an aggregate cost up to $3,046,000.
              Interest only payments required at prime until
              total amount advanced. Thereafter payable in
              60 monthly installments of $59,242 including
              interest at 6.25%. The obligation is secured
              by equipment and is guaranteed by the stockholders
              and the Company's affiliate, Gold Street
              Realty, LLC.                                           2,861,721
                                                                   -----------

         TOTAL SENIOR NOTES PAYABLE                                  7,261,721

         SUBORDINATED DEBT:

              Note payable, Massachusetts Capital Resource
              Company (MCRC), 11%, unsecured, requiring
              quarterly payments of interest only through
              September 2004 with quarterly payments of
              $166,667 plus interest beginning December
              2004 through March 2006 with a final payment
              of $833,333 due June 2006. The agreement
              contains certain restrictive covenants and
              financial ratio requirements for which the
              Company had received a waiver at December 31,
              2004.                                                  1,666,667
                                                                   -----------

         TOTAL                                                       8,928,388

         Less current portion                                       (2,310,755)
                                                                   -----------

         LONG-TERM DEBT                                            $ 6,617,633
                                                                   ===========

         Approximate aggregate maturities of long-term debt are as follows:

                  2005                           $2,310,755
                  2006                            2,764,272
                  2007                            1,800,567
                  2008                            1,439,197
                  2009                              613,597
                  Thereafter                              -

(6)      STOCK WARRANTS

         In connection with the long-term financing obtained from MCRC as described in Note (5), the Company issued stock purchase warrants to MCRC for the purchase of 1,000 shares of the Company's common stock for $55.55 per share and 700 shares for $61.69 per share prior to the expiration date of June 30, 2006. The warrant agreement contains put and call options which provide for the payment to the warrant holders of the excess of the fair market value of one (1) share of common stock over the exercise price multiplied by the number of shares of common stock for which the warrants may then be exercised.

              ROYAL INSTITUTIONAL SERVICES, INC. AND AFFILIATE
                   NOTES TO COMBINED FINANCIAL STATEMENTS
                              DECEMBER 31, 2004

(7)      COMMITMENTS, CONTINGENCIES AND RELATED PARTY TRANSACTIONS

         (a) The Company leases certain real estate, machinery and equipment, and motor vehicles under operating lease agreements. Certain of the leases contain purchase options based upon estimated fair market values at the end of the lease terms. Aggregate rental expense under operating leases amounted to $1,749,048 in 2004.

              Approximate future minimum lease payments for the succeeding five years under noncancellable operating leases as of December 31, 2004 are as follows:

                             2005                      $1,777,000
                             2006                       1,665,000
                             2007                       1,559,000
                             2008                       1,581,000
                             2009                       1,626,000

         (b) The Company is subject to legal and administrative proceedings and claims of various types which arise in the ordinary course of its business. However, management believes that any such claims will not materially affect the financial position or operating results of the Company.

         (c) In 2004 the Company initiated a partially self-insured health insurance plan for the benefit of its employees. The plan has a stop-loss feature limiting the Company's potential liability to $25,000 annually per individual with an annual limit of $1,035,000 in the aggregate as of December 31, 2004. The Company's policy is to accrue amounts for claims incurred and presented as of the balance sheet date as well as an estimated amount for claims incurred but not yet presented for payment. The total amount accrued as of December 31, 2004 was approximately $65,000. Changes in assumptions for such matters as medical costs and changes in actual experience could cause these estimates to change in the near term.

         (e) The Company's Worcester, MA plant is leased from Gold Street Realty, LLC, a limited liability company comprised of the stockholders of the Company. The Company has guaranteed the mortgage on the property which obligates the Company to make payment in the event of a default by Gold Street Realty, LLC. As of December 31, 2004 the Company's maximum exposure to loss as a result of the guaranty was approximately $2,527,000 representing the outstanding balance on the mortgage. Management does not anticipate any material adverse effect on the Company's financial condition as a result of this contingent liability.

              The Company has also entered into a 15 year lease with Gold Street Realty, LLC for the Worcester, MA facility. Total lease payments totaled $360,000 in 2004. The lease is classified as an operating lease and the agreement includes a 5% annual escalation clause.

(8)      PROFIT SHARING PLAN

         The Company has a qualified 401(k) profit sharing plan covering substantially all of its full-time employees not covered by a collective bargaining agreement. The plan also provides for annual contributions at the discretion of the board of directors and participation in the plan is subject to certain eligibility requirements. Employer contributions to the plan totaled $86,608 in 2004.

PRO FORMA
CONSOLIDATED BALANCE SHEET
JANUARY 29, 2005
                                                                                                              ANGELICA /
                                                         ANGELICA           ROYAL             ROYAL             ROYAL
For Year Ended                                          HISTORICAL       HISTORICAL         PRO FORMA         PRO FORMA
(Dollars in thousands)                                  1/29/2005        12/31/2004        ADJUSTMENTS         COMBINED
------------------------------------------------------------------------------------------------------------------------
ASSETS
Current Assets:
      Cash and short-term investments                   $    926          $   420                              $  1,346
      Receivables, less reserves of $510 for Angelica     44,454            3,896                                48,350
      Linens in service                                   38,846           11,753             (7,548)   (a)      43,051
      Prepaid expenses and other current assets            3,817              289                                 4,106
      Deferred income taxes                                5,386                -                                 5,386
------------------------------------------------------------------------------------------------------------------------
Total Current Assets                                      93,429           16,358             (7,548)           102,239
------------------------------------------------------------------------------------------------------------------------
Property and Equipment:
      Land                                                 7,766                -                  -              7,766
      Buildings and leasehold improvements                58,353            1,196               (156)   (a)      59,393
      Machinery and equipment                            126,886            9,976             (7,640)   (a)     129,222
      Capitalized leased equipment                           830                -                                   830
------------------------------------------------------------------------------------------------------------------------
                                                         193,835           11,172             (7,796)           197,211
Less - accumulated depreciation                           92,170            5,092             (5,092)            92,170
------------------------------------------------------------------------------------------------------------------------
Total Property and Equipment                             101,665            6,080             (2,704)           105,041
------------------------------------------------------------------------------------------------------------------------
Other:
      Goodwill                                            31,272                -             19,308    (b)      50,580
      Other acquired assets                               24,860                -             19,670    (c)      44,530
      Cash surrender value of life insurance              30,942                -                                30,942
      Deferred income taxes                                2,040                -                                 2,040
      Miscellaneous                                        4,745               89                                 4,834
------------------------------------------------------------------------------------------------------------------------
Total Other Assets                                        93,859               89             38,978            132,926
------------------------------------------------------------------------------------------------------------------------
Total Assets                                            $288,953          $22,527            $28,726           $340,206
========================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Current maturities of long-term debt              $    419          $ 2,311            $(2,311)   (d)    $    419
      Notes payable                                            -            5,325             (5,325)   (d)           -
      Accounts payable                                    16,865            5,150                                22,015
      Accrued wages and other compensation                 5,145                                                  5,145
      Deferred compensation and pension liabilities        4,226                                                  4,226
      Other accrued liabilities                           29,063                                                 29,063
------------------------------------------------------------------------------------------------------------------------
Total Current Liabilities                                 55,718           12,785             (7,636)            60,868
------------------------------------------------------------------------------------------------------------------------
Long-Term Debt, less current maturities                   67,811            6,618             39,486    (d)     113,915
------------------------------------------------------------------------------------------------------------------------
Other:
      Deferred compensation and pension liabilities       13,594                -                                13,594
      Other long-term liabilities                            474                -                                   474
------------------------------------------------------------------------------------------------------------------------
Total Other Liabilities                                   14,068                -                  -             14,068
------------------------------------------------------------------------------------------------------------------------
Shareholders' Equity:
      Common Stock, $1 par value, authorized
       20,000,000 shares, issued:
       9,471,538 shares                                    9,472                2                 (2)   (e)       9,472
      Capital surplus                                      5,336                                                  5,336
      Retained earnings                                  144,621            3,122             (3,122)   (e)     144,621
      Accumulated other comprehensive loss                (1,337)                                                (1,337)
      Unamortized restricted stock                        (1,007)                                                (1,007)
      Common Stock in treasury, at cost: 405,304
       shares                                             (5,729)                                                (5,729)
------------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                               151,356            3,124             (3,124)           151,356
------------------------------------------------------------------------------------------------------------------------
Total Liabilities and Shareholders' Equity              $288,953          $22,527            $28,726           $340,206
========================================================================================================================

FOOTNOTES:
---------
(a) Adjustment to reflect the fair value of the acquired tangible assets as assessed by Angelica.
(b) Goodwill adjustment represents the amount paid in excess of the fair value of the net assets, plus any transactional fees incurred during the acquisition process.
(c) Customer contracts valued at $13,196,000 will be amortized on a straight line basis over 15 years.
    Restrictive covenants valued at $6,474,000 will be amortized on a straight line basis over 10 years.
(d) None of Royal's debt was assumed in the transaction. All Royal debt was eliminated and the debt incurred as a result of the acquisition of Royal was added to long-term debt.
(e) Elimination of Royal's shareholders' equity due to acquisition accounted for under the purchase method.

PRO FORMA
CONSOLIDATED STATEMENT OF INCOME
FOR FISCAL YEAR ENDED JANUARY 29, 2005
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       HISTORICAL        HISTORICAL
                                                        ANGELICA           ROYAL                              ANGELICA /
                                                       YEAR ENDED        YEAR ENDED           ROYAL             ROYAL
                                                        JANUARY           DECEMBER          PRO FORMA         PRO FORMA
                                                        29, 2005          31, 2004         ADJUSTMENTS         COMBINED
------------------------------------------------------------------------------------------------------------------------
CONTINUING OPERATIONS:
       Textile Services revenues                         316,074           46,417             (1,436)   (a)     361,055
       Cost of textile services                         (267,138)         (36,474)               874    (a)    (303,330)
                                                                                                 355    (b)
                                                                                                (947)   (c)
------------------------------------------------------------------------------------------------------------------------
Gross Profit                                              48,936            9,943             (1,154)            57,725
       Selling, general and administrative expenses      (38,366)          (4,902)               754    (d)     (42,514)
       Other operating income (expense), net                 678              (70)            (1,527)   (e)        (930)
                                                                                                 (11)   (a)
Income from operations                                    11,248            4,971             (1,938)            14,281
       Interest expense                                   (1,356)            (751)              (889)   (f)      (2,996)
       Non-operating income, net                           2,659                -                  -              2,659
------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before income taxes     12,551            4,220             (2,827)            13,944
Provision for income taxes                                (2,179)            (170)              (391)   (g)      (2,740)
------------------------------------------------------------------------------------------------------------------------
Income from continuing operations                         10,372            4,050             (3,218)            11,204
------------------------------------------------------------------------------------------------------------------------
Average shares outstanding                                 8,919                                                  8,919
Average shares outstanding, adjusted for dilutive
 effects                                                   9,125                                                  9,125
Basic earning per share                                     1.16                                                   1.26
Diluted earnings per share                                  1.14                                                   1.23

FOOTNOTES:
(a) Adjustment to eliminate any revenue or expense associated with the hospitality portion of the Royal business. Royal operated in two markets prior to the acquisition by Angelica: healthcare and hospitality. The historical statements of income for the year ended December 31, 2004 included both healthcare and hospitality business, but only the healthcare business was acquired, so all revenue and operating expenses associated with Royal's hospitality business have been removed from the historical amounts in the historical statement of income for Royal. The adjustment amount is derived from the actual historical weekly revenue of each of Royal's hospitality customers less the processing costs, on a cost per pound basis, of the hospitality business.

(b) Adjustment to align the historical lives of the acquired assets to match the lives used by Angelica. Total asset values are based on the preliminary purchase price allocation for Royal, which was distributed over multiple asset categories. Angelica has assigned lives to the acquired equipment in accordance with its fixed asset policy for used equipment and lives for the leasehold improvements equal to the remaining life of each lease.

(c) Adjustment to align the life of all acquired linen to match the depreciation methods used by Angelica. The preliminary purchase price allocation assigned a one-year life to the acquired linen, which is the typical life given to standard replacement linen for Angelica. This amount was added to Royal's actual replacement linen purchases, which were also reassigned a one year life.

(d) Adjustment to eliminate salaries and related fringes for associates that were not retained upon acquisition of Royal. The historical statement of income for Royal also includes professional fees associated with a one-time, prior settlement entered into by Royal. A pro forma adjustment was not made in respect of the settlement amount, however, because the adjustment of such non-recurring charges is not permissible under the applicable pro forma rules. This one-time settlement and its associated fees totaled $971,000 and is included in its entirety in the historical statement of income data for Royal.

(e) Adjustment to reflect all intangible asset amortization as it would have occurred under Angelica's ownership using the values assigned in the purchase price allocation. Royal had no amortization expense associated with the customer contracts or non-competition agreements obtained by Angelica as part of the acquisition, so the pro forma adjustments reflect the expense of this amortization. The customer contracts acquired in the transaction were valued at $13,196,000 and given a life of 15 years. The non-competition agreements entered into as part of the transaction were valued at $6,474,000 and given a life of 10 years. The adjustments reflect the current annual amortization for those contracts.

(f) Adjustment to record pro forma interest expense related to the additional debt incurred for the purchase of Royal.

(g) Adjustment to record the pro forma income tax expense for the operations of Royal for which no federal income taxes were provided in the historical statements of income for Royal because Royal was an S Corporation.

                                EXHIBIT INDEX

Exhibit No.  Description
-----------  -----------

2.1 Stock Purchase Agreement dated as of March 21, 2005 by and among Angelica Textile Services, Inc., the shareholders of Royal Hospitality Services, Inc., Royal Hospitality Services, Inc., Royal Institutional Services, Inc., The Surgi-Pack Corporation and Massachusetts Capital Resource Company, filed as Exhibit 2.1 to the Company's Form 8-K filed March 24, 2005, is incorporated herein by this reference.

2.2 Escrow Agreement dated as of March 21, 2005 by and among Angelica Textile Services, Inc., Royal Hospitality Services, Inc., Mark C. Johnson, Mark S. Leibovitz and LaSalle Bank National Association, filed as Exhibit 2.2 to the Company's Form 8-K filed March 24, 2005, is incorporated herein by this reference.

2.3 Right of First Offer and Refusal dated as of March 21, 2005 by and between Gold Street Realty, LLC and Angelica Textile Services, Inc., filed as Exhibit 2.3 to the Company's Form 8-K filed March 24, 2005, is incorporated herein by this reference.

2.4 Option to Purchase dated as of March 21, 2005 by and between Gold Street Realty, LLC and Angelica Textile Services, Inc., filed as
             Exhibit 2.1 to the Company's Form 8-K filed March 24, 2005, is incorporated herein by this reference.

23.1 Consent of Bannon & Company, P.C. independent accountants for Royal Institutional Services, Inc. and The Surgi-Pack Corporation.